page F-10

                                   EXHIBIT 23
                                AUDITORS' CONSENT



The Board of Directors
TSI Incorporated:

We consent to incorporation by reference in Registration Statement No. 1-91697 on Form S-8 filed with the Securities and Exchange Commission on June 14, 1984, for the TSI Incorporated Incentive Stock Option Plan of 1982, Registration Statement No. 33-20627 on Form S-8 filed with the Securities and Exchange Commission on August 22, 1989, for the TSI Incorporated Stock Option Plan of 1988, Registration Statement No. 33-66194 on Form S-8 filed with the Securities and Exchange Commission on July 19, 1993, for TSI Incorporated Stock Option Plan of 1993 and the Registration Statement No. 33-86468 on Form S-8 filed with the Securities and Exchange Commission on November 17, 1994, for the TSI Incorporated Employee Stock Purchase Plan of 1994; of our reports dated May 7, 1999, except as to Note K which is May 26, 1999, relating to the consolidated balance sheets of TSI Incorporated and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of earnings, cash flows and shareholders' equity and financial statement schedules for each of the years in the three-year period ended March 31, 1999, which reports appear in or are incorporated by reference in the March 31, 1999 annual report on Form 10-K of TSI Incorporated.




                                              /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 24, 1999